UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

UNION BANKSHARES COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):

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[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

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IMPORTANT

Annual Meeting Adjourned to June 2, 2005

May 23, 2005

Dear Shareholder:

      It has come to our attention that some brokers submitted proxies on behalf of shareholders that did not reflect the 2-for-1 stock split that took effect on March 21, 2005. Because of this, the 2005 Annual Meeting of Shareholders of Union Bankshares Company (the "Company"), held on May 19, 2005, was adjourned until June 2, 2005 in order to properly account for shareholder votes and to permit all shareholders to vote at the Annual Meeting.

      The six proposals on which voting is taking place at the Annual Meeting are set forth in detail in the Proxy Statement sent to you on April 18, 2005. For the reasons set forth in the Proxy Statement, your Board of Directors has unanimously approved the proposals set forth above and unanimously recommends a vote "FOR" Proposals 1, 2, 3, 4, 5 and 6.

      Regardless of the number of shares you own, it is important that they be represented and voted at the Annual Meeting. Since our records indicate that you have not voted, please take a moment now to sign, date and mail the enclosed proxy form.

      Management and its proxy solicitation firm, Georgeson Shareholder Communications Inc., will be soliciting votes by telephone in the days ahead, and your understanding is very much appreciated. If you have already voted your shares on the proposals set forth above, please accept our apology for this re-solicitation.

For your convenience, Peter A. Blyberg, the President and Chief Executive Officer of the Company, will be available during business hours to answer your questions regarding any of the proposals above at (207) 667-2504. Thank you for your cooperation and continued support.

Sincerely,

John V. Sawyer, II	Peter A. Blyberg
Chairman of the Board	President and Chief Executive Officer

UNION BANKSHARES COMPANY	P	This proxy is solicited on behalf of
66 MAIN STREET	R	the Board of Directors of
ELLSWORTH, MAINE 04605	O	Union Bankshares Company
	X	for the 2005 Annual Meeting of Shareholders
Y

The undersigned hereby appoints Sally J. Hutchins and Peter A. Blyberg, and each of them, with full power to appoint a substitute, to represent and to vote as proxy, all the shares of common stock of Union Bankshares Company held of record by the undersigned as of the close of business on March 21, 2005 at the 2005 Annual Meeting of Shareholders to be held at 11:00 a.m., Eastern Time, on May 19, 2005, or at any adjournment thereof, upon the matters described in the Notice of the 2005 Annual Meeting of Shareholders and Proxy Statement, dated April 18, 2005, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

The Board of Directors unanimously recommends that you vote "FOR" the nominees listed in Item 1 and "FOR" the proposals listed in Items 2, 3, 4, 5 and 6.

1.	To elect directors.			FOR ALL
	Nominees with terms to expire in 2008:	FOR	WITHHOLD	EXCEPT
	Peter A. Blyberg	[ ]	[ ]	[ ]
Peter A. Blyberg
Peter A. Clapp
Sandra H. Collier
Karen W. Stanley
Nominees with terms to expire in 2006:
Harry E. Mikkelsen

To withhold authority to vote for any individual nominee, mark "For All Except" and write the name of the nominee(s) in the space provided: ________________________________

2.	To ratify the appointment of Berry, Dunn,	FOR	AGAINST	ABSTAIN
	McNeil & Parker as independent registered	[ ]	[ ]	[ ]
public accountants of Union Bankshares for
2005.

3.	To approve an amendment to Union	FOR	AGAINST	ABSTAIN
	Bankshares' Articles of Incorporation increasing	[ ]	[ ]	[ ]
the number of authorized shares of common
stock from 1,200,000 to 10,000,000 shares.

4.	To approve an amendment to Union	FOR	AGAINST	ABSTAIN
	Bankshares' Articles of Incorporation providing	[ ]	[ ]	[ ]
for staggered terms of the Board of Directors.

5.	To approve an amendment to Union	FOR	AGAINST	ABSTAIN
	Bankshares' Articles of Incorporation	[ ]	[ ]	[ ]
providing for the removal of directors for cause.

6.	To approve an amendment to Union	FOR	AGAINST	ABSTAIN
	Bankshares' Articles of Incorporation	[ ]	[ ]	[ ]
setting forth the vote required to approve
certain business combinations.

This proxy, when properly executed, will be voted on behalf of the undersigned shareholder in the manner directed herein. If no direction is made, this proxy will be voted "FOR" the nominees listed in Item 1, and "FOR" the proposals listed in Items 2, 3, 4, 5, and 6, and in the discretion of management with respect to such other matters as may properly come before the Annual Meeting.

Please sign exactly as name appears below. Only one joint tenant need sign. When signing as attorney, executor, administrator, trustee or guardian, or in any representative capacity, please give full title.

Date: __________________________, 2005

Signature	Signature